UNIVERSAL INSTITUTIONAL FUNDS, INC.
17a-7  (FUND TRADES WITH AFFILIATES)
FOR THE PERIOD MAY 1, 2000 - JULY 31, 2000





TRANS				SHARES/	LOCAL			US$
DATE	 SECURITY		PAR	PRICE	CURRENCY	VALUE	SELLER			BUYER


UNIVERSAL INSTITUTIONAL ACTIVE INTERNATIONAL ALLOCATION PORTFOLIO
07/07/00 Grantchester Hlds PLC	100 	1.6850 	UK		255	UIF Active Intl.
	Stichting Pensioenfonds Bhmnn

UNIVERSAL INSTITUTIONAL ASIAN EQUITY PORTFOLIO
06/07/00 BEC World PLC-Foreign	200 	230.00	TH		1,179   UIFAsianEquity
	MSDW SICAV Emerging Mrkts Eqty
06/07/00 Advance Info 		200 	490.00	TH		2,513   VK Asian Growth Fund	UIF
 Asian Equity Portfolio

UNIVERSAL INSTITUTIONAL INTERNATIONAL MAGNUM PORTFOLIO
05/05/00 AMP Limited		350 	15.3000 AU		3,178   Pacific Mutual Magnum	UIF
 Magnum Portfolio
05/05/00 Broken Hill Prop Co.	300 	17.5200 AU		3,119   Pacific Mutual
 Magnum	UIF Magnum Portfolio
05/05/00 Coco-Cola Amatil Ltd.	900 	4.1900 	AU		2,238   Pacific Mutual
 Magnum	UIF Magnum Portfolio
05/05/00 CSL Limited		200 	21.0000 AU		2,493   Hartford
	UIF Magnum Portfolio
05/05/00 CSL Limited		300 	21.0000 AU		3,739   New England Zenith Fund	UIF
 Magnum Portfolio
05/05/00 News Corporation LTD	2,300 	21.2000 AU		28,943  Pacific
 Mutual Magnum	UIF Magnum Portfolio
05/05/00 Normandy Mining Ltd.	31,500 	0.8900 	AU		16,641
  UIF Magnum Portfolio	Pacific Mutual Magnum
05/05/00 Telestra Corp. LTD	150 	6.9500 	AU		618	Pacific
 Mutual Magnum	UIF Magnum Portfolio
05/05/00 Fosters Brewing Corp.	2,600 	4.3800 	AU		6,759
	UIF Magnum Portfolio	Pacific Mutual Magnum
05/08/00 City Developments	1,000 	7.5000 	SD		4,353	UIF
 Magnum Portfolio	Ronald Family Trust A
05/08/00 Singapore Press LTD	1,000 	30.7000 SD		17,818	UIF
 Magnum Portfolio	Ronald Family Trust A


AU - Australian Dollar
SD - Singapore Dollar
TH - Thailand Baht
UK - British Pounds

* All Transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.